*       *       *       *       *

                       PRO FORMA FINANCIAL STATEMENTSB

On June 1, 2004, Transportation Logistics Int'l Inc., (the "Company"), completed its acquisition of substantially all of the member's interest of Advanced Medical Diagnostics, LLC ("Advanced"), a development stage enterprise formed on October 30, 2003 for the purpose of developing, manufacturing and marketing the "Advanced Medical Diagnostics HIV (1 & 2) Rapid Test", a HIV diagnostic kit. Under the terms of the acquisition agreement, the Company issued 100,000 shares of its common stock to the members of Advanced. The shares were valued at $9,000, their fair market value on the date of the agreement.

The following unaudited pro forma condensed financial statements have been prepared using the unaudited historical financial statements of the Company and Advanced as of and for the three months ended March 31, 2004 and for the year ended December 31, 2003. The unaudited pro forma condensed financial statements are presented for illustrative purposes only, giving effect to the acquisition, as described and therefore are not indicative of the operating results that might have been achieved had the acquisition occurred as of an earlier date, nor are they indicative of operating results which may occur in the future.

The unaudited pro forma condensed consolidated balance sheet includes the adjustments necessary to give effect to the acquisition as if it had been consummated at March 31, 2004. The statements of operations include the adjustments necessary to give effect to the acquisition as if it had been consummated at the beginning of the periods presented. Adjustments included in the proforma condensed balance sheet and statements of operations are summarized as follows:

(1)  Represents the Company's historical balance sheet at March 31, 2004
(2)  Represents the historical balance sheet for Advanced at March 31, 2004
(3) Recognition of common stock of the Company issued for the acquisition of Advanced and goodwill
(4)  Represents elimination of Advanced members' equity upon acquisition

          Transportation Logistics Int'l, Inc. and Subsidiaries
             Pro Forma Condensed Consolidated Balance Sheet
                             March 31, 2004



                           Transportation
                             Logistics          Advanced
                            Int'l, Inc.          Medical        Pro           Pro
                                and            Diagnostics,    Forma         Forma
                          Subsidiaries (1)       LLC  (2)    Adjustments  Consolidated

--------------------------------------------------------------------------------------

Assets
 Current Assets
  Cash                     $       210          $      -       $      -    $       210
                            ----------------------------------------------------------
 Total Current Assets              210                 -              -            210


Goodwill                             -                 -         23,524 (3)     23,524
                            ----------------------------------------------------------
Total Assets                       210                 -         23,524         23,734
                            ==========================================================

Liabilities and Stockholders' (Members') (Deficit)
 Current Liabilities
  Accounts payable and
   accrued expenses            139,388                 -              -        139,388
  Convertible debenture        200,000                 -              -        200,000
  Notes payable                100,000                 -              -        100,000
  Net liabilities of
   discontinued operations   1,265,927                 -              -      1,265,927
  Short-term loan payable            -            14,524              -         14,524
                            ----------------------------------------------------------
 Total Current Liabilities   1,705,315            14,524              -      1,719,839

Loan payable                 1,037,769                 -              -      1,037,769
                            ----------------------------------------------------------
 Total Liabilities           2,743,084            14,524              -      2,757,608

Stockholders' (Members')
 Equity
  Common stock and
   additional paid in
   capital                   3,696,240                 -          9,000 (3)  3,705,240
  Retained (deficit)
   Members' (deficit)       (5,479,577)          (14,524)        14,524 (4) (5,479,577)
  Consulting services
   to be provided             (437,000)                -              -       (437,000)
  Treasury stock              (522,537)                -              -       (522,537)
                            ----------------------------------------------------------
 Total Stockholders'
  (Members') (Deficit)      (2,742,874)          (14,524)        23,524     (2,733,874)
                            ----------------------------------------------------------
 Total Liabilities and
  Stockholders' (Members')
  (Deficit)                $       210          $      -       $ 23,524    $    23,734
                            ==========================================================



           Transportation Logistics Int'l, Inc. and Subsidiaries
         Pro Forma Condensed Consolidated Statement of Operations
                             March 31, 2004


                           Transportation
                             Logistics          Advanced
                            Int'l, Inc.          Medical        Pro           Pro
                                and            Diagnostics,    Forma         Forma
                          Subsidiaries (1)       LLC  (2)    Adjustments  Consolidated

--------------------------------------------------------------------------------------

Operating Revenues         $   10,350           $       -     $      -     $   10,350

Direct Operating
 Expenses                           -                   -            -              -
                            ---------------------------------------------------------
Gross Profit                   10,350                   -            -         10,350

Operating Expenses
 Selling, general and
  administrative               36,263              16,479            -         52,742
 Stock based compensation      23,000                   -            -         23,000
                            ---------------------------------------------------------
Total Operating Expenses       59,263              16,479            -         75,742
                            ---------------------------------------------------------

Loss Before Income Taxes      (48,913)            (16,479)           -        (65,392)

(Provision) Benefit for
 Income Taxes                       -                   -            -              -
                            ---------------------------------------------------------
Net Loss                   $  (48,913)          $ (16,479)    $      -     $  (65,392)
                            =========================================================

Earnings (Loss) Per Share
 (Loss) from continuing
   operations              $     0.00                                      $     0.00
 (Loss) from discontinued
   operations                    0.00                                            0.00
                            ---------                                       ---------
Basic and diluted earnings
 (loss) per share          $     0.00                                      $     0.00
                            =========                                       =========



             Transportation Logistics Int'l, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                               December 31, 2003


                           Transportation
                             Logistics          Advanced
                            Int'l, Inc.          Medical        Pro           Pro
                                and            Diagnostics,    Forma         Forma
                          Subsidiaries (1)       LLC  (2)    Adjustments  Consolidated

--------------------------------------------------------------------------------------

Operating Revenues        $   65,533          $      -       $       -      $   65,533

Direct Operating Expenses          -                 -               -               -
                           -----------------------------------------------------------
Gross Profit                  65,333                 -               -          65,533

Operating Expenses
 Selling, general
  and administrative         138,489             3,810               -         142,299
 Stock based compensation    635,500                 -               -         635,500
 Research and development
  costs                            -             3,665               -           3,665
                           -----------------------------------------------------------
Total Operating Expenses     773,989             7,475               -         781,464
                           -----------------------------------------------------------

Loss Before Income Taxes    (708,456)           (7,475)              -        (715,931)

(Provision) Benefit
 for Income Taxes                  -                 -               -               -
                           -----------------------------------------------------------
Loss Before Discontinued
 Operations                 (708,456)           (7,475)              -        (715,931)

Discontinued Operations
 Loss from discontinued
  operations of subsidiary
  (net of tax effect
   of $0)                 (1,620,260)                -               -      (1,620,260)
                           -----------------------------------------------------------
Net Loss                 $(2,328,716)         $ (7,475)      $       -     $(2,336,191)
                           ===========================================================

Earnings (Loss) Per Share
 (Loss) from continuing
  operations             $     (0.02)                                      $     (0.02)
 (Loss) from
  discontinued operations      (0.04)                                            (0.04)

 Basic and diluted         ---------                                        ----------
  earnings (loss) per
  share                  $     (0.06)                                      $     (0.06)
                           =========                                        ==========
